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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Biovail Corporation International of our report, dated February 25, 1999, related to the consolidated financial statements appearing in the Fuisz Technologies Ltd. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

McLean, Virginia
September 20, 1999